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                                                                    Exhibit 21.1

                      Subsidiaries of Synapse Group, Inc.
                             As of July 20, 2000


Name of Subsidiary                            Jurisdiction of Organization
------------------                            ----------------------------
SynapseConnect, Inc.                                     DE
NewSub Magazine Services LLC                             DE
Synapse Solutions, Inc.                                  DE
Synapse Sub 1, Inc.                                      DE
Synapse Sub 2, Inc.                                      DE
MDSC Corporation                                         DE